                                                                    Exhibit 10.3

                            SAVINGS RESTORATION PLAN

                        FOR NISOURCE INC. AND AFFILIATES

               AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE I          PURPOSE.....................................................    1

ARTICLE II         DEFINITIONS.................................................    2

     2.1       Affiliated Company..............................................    2

     2.2       Annual Addition.................................................    2

     2.3       Basic Plan......................................................    2

     2.4       Code............................................................    2

     2.5       Committee.......................................................    2

     2.6       Company.........................................................    2

     2.7       DCP.............................................................    3

     2.8       Employee........................................................    3

     2.9       Employer........................................................    3

     2.10      ERISA...........................................................    3

     2.11      Interest........................................................    3

     2.12      Limits..........................................................    3

     2.13      Participant.....................................................    3

     2.14      Plan............................................................    3

     2.15      Plan Year.......................................................    4

     2.16      Supplemental Savings Account....................................    4

ARTICLE III        ELIGIBILITY.................................................    4

     3.1.      Eligibility.....................................................    4

     3.2       Notice of Eligibility to Participants...........................    4

     3.3       Method of Becoming a Participant................................    5

     3.4       Continuation of Participation...................................    5

ARTICLE IV         SUPPLEMENTAL SAVINGS ACCOUNT................................    5

     4.1       Supplemental Savings Account....................................    5

     4.2       Employer Credits................................................    6

     4.3       Participant Credits.............................................    6

     4.4       Interest Credits................................................    6

ARTICLE V          WITHDRAWALS.................................................    7

     5.1       Withdrawals.....................................................    7

     5.2       Limitations on Withdrawals......................................    8

ARTICLE VI         TERMINATION OF PARTICIPATION AND PAYMENT OF BENEFITS........    9

     6.1       Termination of Participation....................................    9

     6.2       Benefits at Termination of Participation.......................    10

     6.3       Time and Method of Payment.....................................    10

ARTICLE VII        ADMINISTRATION OF PLAN.....................................    11

ARTICLE VIII       COMPANY'S RIGHTS TO AMEND OR TERMINATE PLAN................    11

ARTICLE IX         MISCELLANEOUS PROVISIONS...................................    11

     9.1       Definitions....................................................    11

     9.2       Unsecured General Creditor.....................................    12

     9.3       Income Tax Payout..............................................    12

     9.4       General Conditions.............................................    13

     9.5       No Guaranty of Benefits........................................    13

     9.6       No Enlargement of Employee Rights..............................    13

     9.7       Spendthrift Provision..........................................    13

     9.8       Applicable Law.................................................    14

     9.9       Incapacity of Recipient........................................    14

     9.10      Unclaimed Benefit..............................................    14

     9.11      Limitations on Liability.......................................    15

     9.12      Claims Procedure...............................................    15

                                      -ii-

                            SAVINGS RESTORATION PLAN
                        FOR NISOURCE INC. AND AFFILIATES

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004

                                   ARTICLE I

                                     PURPOSE

      Prior to January 1, 2004, Columbia Energy Group sponsored the Savings Restoration Plan for Columbia Energy Group, for eligible executives of Columbia Energy Group and certain affiliated companies. Effective January 1, 2004, NiSource Inc., the parent company of Columbia Energy Group assumes sponsorship of the Savings Restoration Plan for Columbia Energy Group, renames the Plan the Savings Restoration Plan for NiSource Inc. and Affiliates, and broadens the Plan to include all employees of NiSource Inc. and Affiliated Companies.

      The purpose of the Plan is to provide for the payment of savings restoration benefits to employees of NiSource Inc. and Affiliated Companies, whose benefits under the Basic Plan are subject to the Limits, or affected by deferrals into the DCP, so that the total savings plan benefits of such employees will be determined on the same basis as is applicable to all other employees of the Company. The Plan is adopted solely (1) for the purpose of providing benefits to Participants in the Plan and their Beneficiaries in excess of the Limits imposed on qualified plans by Sections 415 and 401(a)(17), and any other sections, of the Code, by restoring benefits to such Plan Participants and Beneficiaries that are no longer available under the Basic Plan as a result of the Limits, and (2) for the purpose of restoring benefits to Plan Participants and Beneficiaries that are no longer available under the Basic Plan as a result of the Participant's deferrals into the DCP. The provisions of the Plan apply only to Participants who actively participate in the Plan on or after January 1, 2004. Any Participant who retired or otherwise terminated employment with the Company and Affiliated Companies prior to January 1, 2004, shall have his or her rights determined under the provision of the Plan, as it existed when his or her employment relationship terminated.

                                   ARTICLE II

                                   DEFINITIONS

      2.1   "Affiliated Company" means an affiliate of NiSource Inc.

      2.2 "Annual Addition" for any Participant means the sum, in any Plan Year, of:

      (a) the Company's, or any Affiliated Company's, matching or profit sharing contributions to the Basic Plan on behalf of the Participant; plus

      (b) all Participant deposits to the Basic Plan, including before-tax and after-tax deposits.

For purposes of this Plan, the determination of a Participant's Annual Addition shall be made without regard to the Limits.

      2.3 "'Basic Plan" means the NiSource Inc. Retirement Savings Plan, as amended and restated effective January 1, 2002, and as may be further amended from time to time.

      2.4   "Code" means the Internal Revenue Code of 1986, as amended.

      2.5 "Committee" means the NiSource Inc. and Affiliates Retirement Plan Administrative and Investment Committee.

      2.6   "Company" means NiSource Inc.

      2.7 "DCP" means the Columbia Energy Group, Deferred Compensation Plan on or prior to December 31, 2003, and thereafter the NiSource Inc. Executive Deferred Compensation Plan.

      2.8 "Employee" means any individual who is employed by an Employer on a basis that involves payment of salary, wages or commissions.

      2.9 "Employer" means the Company or an Affiliated Company whose Employees participate in the Plan.

      2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      2.11 "Interest" means the average of the prime rates of interest charged as of the last business day of a month, determined under procedures established by the Committee.

      2.12 "Limits" means the limits imposed on tax qualified retirement plans by Sections 415 and 401(a)(17) and any other Sections of the Code.

      2.13 "Participant" means any Employee who is participating in the Plan in accordance with its provisions.

      2.14 "Plan" means the Savings Restoration Plan for NiSource Inc. and Affiliates (formerly known as the Savings Restoration Plan for the Columbia Energy Group, and before that as the Thrift Restoration Plan for the Columbia Energy Group), as set forth herein.

      2.15 "Plan Year" means the 12-month period commencing each January 1 and ending the following December 31.

      2.16 "Supplemental Savings Account" means the sum of credits accrued under Article III on behalf of a Participant, adjusted to reflect Interest credited to the account, and reduced by any withdrawals under Article V.

                                   ARTICLE III

                                   ELIGIBILITY

      3.1   Eligibility. Any Employee who is participating in the Basic Plan and
(i) whose Annual Addition in any Plan Year will exceed the Limits for the Plan Year, (ii) whose Compensation in a Plan Year will exceed the Limits, or (iii) who has deferrals in the DCP excluded for purposes of benefit allocations in the Basic Plan, will be eligible to become a Participant in the Plan as of January 1 of such Plan Year. If an Employee who was not expected to be eligible to become a Participant in a given Plan Year subsequently qualifies because his or her Annual Addition exceeds the Limits for that Plan Year, his or her Compensation exceeds the Limits for that Plan Year, or because he or she becomes eligible for, or begins to participate in, the DCP, such Employee will be eligible to participate in the Plan as soon as practicable after this determination has been made or deferrals begin.

      3.2 Notice of Eligibility to Participants. The Committee will inform each Employee of his or her eligibility to participate in the Plan as soon as practicable but before the earliest date such Employee's participation could become effective.

      3.3 Method of Becoming a Participant. In order to become a Participant, each eligible Employee must sign a written agreement with his or her Employer providing for a reduction of his or her Compensation and a corresponding direction of Employer contributions or Participant Pre-tax Contributions that would normally be made to the Basic Plan except for the Limits or deferrals into the DCP, to be credited to his or her Supplemental Savings Account under this Plan, to the extent necessary to satisfy the Limits with respect to the Basic Plan or deferrals into the DCP.

      3.4 Continuation of Participation. A Participant will remain a Participant so long as his or her Supplemental Savings Account has not been fully distributed to him or her.

                                   ARTICLE IV

                          SUPPLEMENTAL SAVINGS ACCOUNT

      4.1 Supplemental Savings Account. A Supplemental Savings Account shall be established for each Participant. The amounts to be credited to a Participant's Supplemental Savings Account shall be determined under procedures established by the Committee and shall consist of:

      (a)   Employer credits, as described in Section 4.2; plus

      (b)   Participant credits, as described in Section 4.3; plus

      (c)   Interest credits under Section 4.4.

A Participant's Supplemental Savings Account shall be reduced by any withdrawals made under Article V.

      4.2 Employer Credits. The amount of Employer credits for a Participant shall equal (a) minus (b) below:

      (a) The total amount of Matching Contributions that would otherwise have been contributed to the Basic Plan for the Participant without regard to the Limits, or deferrals into the DCP;

      (b) The actual amount of Matching Contributions contributed to the Basic Plan for the Participant.

      4.3 Participant Credits. The amount of Participant credits for a Participant shall equal (a) minus (b) below:

      (a) The total amount of Pre-tax Contributions that would otherwise have been contributed to the Basic Plan for the Participant without regard to the Limits or deferrals into the DCP;

      (b) The actual amount of Pre-tax Contributions contributed to the Basic Plan for the Participant.

      4.4   Interest Credits.

      (a) Interest credits to a Participant's Supplemental Savings Account, if applicable, will be considered made on the same day as such amounts would otherwise have been credited under the Basic Plan.

      (b) All credits will accrue Interest starting with the first full calendar month in which they are deemed to be a part of the applicable Supplemental Savings Account and ending with the last full calendar month in which credits are still deemed to be part of the Supplemental Savings Account.

      (c) Interest will be based on the balance of the value of the Participant's Supplemental Savings Account as of the first working day of the month and credited as of the last working day of the calendar month.

      (d) In the event there is a withdrawal by a Participant from his or her Supplemental Savings Account, the value of such Supplemental Savings Account, prior to the withdrawal, will be credited with Interest to the end of the calendar month in which the withdrawal is actually made. The amount at the withdrawal will then be subtracted from the balance so determined.

      (e) Interest will be earned only on monies held under reserve by an Employer. If the Committee has invested any portion of a Participant's Supplemental Savings Account, Interest shall not be earned on such portion, but such Account shall be adjusted for actual earnings, gains, and losses on such investment.

                                   ARTICLE V

                                   WITHDRAWALS

      5.1 Withdrawals. Subject to the limitations of Section 5.2, a Participant, by filing a written request with the Committee, may elect to withdraw 33%, 67% or 100% of the total amount that has been credited to his or her Supplemental Savings Account.

      5.2 Limitations on Withdrawals. Any withdrawal under this Article V will be subject to the following provisions:

      (a)   Only one withdrawal will be permitted in any 12-month period.

      (b) Withdrawals under this Article V will require suspension of Employer credits and Participant credits (but not Interest credits) under this Plan for a period of time varying with the percentage of the value of the Participant's Supplemental Savings Account which is withdrawn, according to the following schedule:

Percentage                       Suspension
----------                       ----------
   33%                            2 months

   67%                            4 months

  100%                            6 months

This suspension will not affect a Participant's participation in the Basic Plan nor the basis for determining the Employer contributions or Participant Pre-tax Contributions under the Basic Plan.

      (c) Withdrawals under paragraphs (a) and (b) of this Article V will be subject to a l0% early distribution penalty.

      (d) At the written request of a Participant, and in the written discretion of the Committee, up to 100% of the balance in a Participant's Supplemental Savings Account, determined as of the last day of the calendar month prior to the date of distribution, may be distributed to a Participant in a lump sum in the case of an Unforeseeable Emergency, subject to the limitations set forth below. For purposes of this paragraph an Unforeseeable Emergency is a severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, or loss of the Participant's property due to casualty or other similar, extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, as determined by the Committee in its discretion, but in any case payment may not be made to the extent that such hardship is or may be relieved:

                  (i) through reimbursement or compensation by insurance or otherwise;

                  (ii) by liquidation of the Participant's assets to the extent the liquidation of such assets would not itself cause severe financial hardship; or

                  (iii) by cessation of Participant credits under the Plan.

            Withdrawal of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably needed to satisfy the Unforeseeable Emergency.

                                   ARTICLE VI

                          TERMINATION OF PARTICIPATION
                             AND PAYMENT OF BENEFITS

      6.1 Termination of Participation. A Participant's participation in this Plan shall terminate at termination of employment with all Employers for any reason including separation from service, Disability or death.

      6.2 Benefits at Termination of Participation. Upon his or her termination of participation in the Plan, a Participant, his or her spouse, or his or her Beneficiary or legal representative will be entitled to 100 percent of the value of the Participant's Supplemental Savings Account credited with Interest, if applicable, through the calendar month preceding the date payment is made to the Participant (or to his or her spouse, legal representative or Beneficiary in the case of his or her incapacity or death).

      6.3 Time and Method of Payment. (a) The benefit payable under this Plan to a Participant or his or her spouse, Beneficiary, or legal representative shall be paid in the same form under which the Basic Plan benefit is payable to the Participant or his or her spouse, Beneficiary, or legal representative. The Participant's election under the Basic Plan of any optional form of payment of his or her Basic Plan benefit (with the valid consent of his or her surviving spouse where required under the Basic Plan) shall also be applicable to the payment of his or her benefit under this Plan.

      (b) Payment of the benefit under this Plan to a Participant or his or her spouse, Beneficiary, or legal representative under this Plan shall commence on the same date as payment of the benefit to the Participant or his or her spouse, Beneficiary, or legal representative under the Basic Plan commences. Any election under the Basic Plan made by the Participant with respect to the commencement of payment of his or her benefit under the Basic Plan shall also be applicable with respect to the commencement of payment of his or her benefit under this Plan.

      (c) Notwithstanding the provisions of paragraphs (a) and (b) above, an election made by the Participant under the Basic Plan with respect to the form of payment of his or her benefit thereunder (with the valid consent of his or her surviving spouse where required under the Basic

Plan), or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his or her benefit under this Plan unless such election is expressly approved in writing by the Committee with respect to his or her benefit. If the Committee shall not approve such election in writing, then the form of payment or date for commencement of payment of the Participant's benefit under this Plan shall be selected by the Committee at its sole discretion.

                                  ARTICLE VII

                             ADMINISTRATION OF PLAN

      The Plan shall be administered by the Committee.

                                  ARTICLE VIII

                   COMPANY'S RIGHTS TO AMEND OR TERMINATE PLAN

      While the Company intends to maintain the Plan in conjunction with the Basic Plan, the Company, or the Officer Nomination and Compensation Committee of the Board of Directors of the Company, reserves the right to amend the Plan at any time and from time to time, or to terminate it at any time for any reason; provided, however, that no amendment or termination of the Plan shall impair or alter such right to a benefit that would have arisen under the Plan as it read before the effective date of such amendment or termination to or with respect to any employee who has become a Participant in the Plan before the effective date of such amendment or termination or with respect to his or her Beneficiary.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

      9.1 Definitions. The terms used in the Plan, that are defined in the Basic Plan, shall have the meanings assigned to them in the Basic Plan unless otherwise defined in the Plan.

      9.2 Unsecured General Creditor. Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Company, any other Employer, or any other party for payment of benefits under the Plan. Obligations of the Company and each other Employer under the Plan shall be an unfunded and unsecured promise to pay money in the future.

      9.3 Income Tax Payout. Notwithstanding anything to the contrary contained herein, (a) in the event that the Internal Revenue Service prevails in its claim that any amount of a benefit payable pursuant to the Plan and held in the general assets of the Company or any other Employer, constitutes taxable income to a Participant or his or her Beneficiary for such taxable year of him or her, prior to the taxable year in which such amount is distributed to him or her, or (b) in the event that legal counsel satisfactory to the Company, and the applicable Participant or his or her Beneficiary, renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the amount of such benefit held in the general assets of the Company or any other Employer, to the extent constituting taxable income, shall be immediately distributed to the Participant or his or her Beneficiary. For purposes of this Section, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Participant or Beneficiary, based upon an opinion of legal counsel satisfactory to the Company and the Participant or his or her Beneficiary, fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

      9.4 General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Basic Plan applicable to a Basic Plan benefit shall also be applicable to a benefit payable hereunder. Any Basic Plan benefit shall be paid solely in accordance with the terms and conditions of the Basic Plan and nothing in the Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Basic Plan.

      9.5 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other Employer or any other entity or person that the assets of the Company or any other Employer will be sufficient to pay any benefit hereunder.

      9.6 No Enlargement of Employee Rights. No Participant or Beneficiary shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant or Beneficiary the right to be retained in the service of the Company or any other Employer.

      9.7 Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings. Notwithstanding the preceding sentence, the Supplemental Savings Account of any Participant shall be subject to and payable in the amount determined in accordance with any qualified domestic relations order, as that term is defined in Section 206(d)(3) of ERISA. The Committee shall provide for payment of such portion of a Supplemental Savings Account to an alternate payee (as defined in ERISA Section 206(d)(3)) as soon as administratively possible following receipt of such order. Any federal, state or local income tax associated with such payment shall be the responsibility of the alternate payee. The balance of any Supplemental Savings Account that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.

      9.8 Applicable Law. The Plan shall be construed and administered under the laws of the State of Indiana, except to the extent preempted by applicable federal law.

      9.9 Incapacity of Recipient. If any person entitled to a benefit payment under the Plan is deemed by the Committee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, any other Employer, the Committee and the Plan therefor.

      9.10 Unclaimed Benefit. Each Participant shall keep the Committee informed of his or her current address and the current address of his or her Beneficiaries. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three (3) years after the date on which payment of the Participant's benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Committee is unable to locate any Beneficiary of the Participant, then the Committee shall have no further obligation to pay any benefit hereunder to such Participant, Beneficiary, or any other person and such benefit shall be irrevocably forfeited.

      9.11 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Company, any other Employer, or any individual acting as an employee, or agent at the direction of the Company or any other Employer, or any member of the Committee, shall be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

      9.12 Claims Procedure. Claims for benefits under the Plan shall be made in writing to the Committee. If the Committee wholly or partially denies a claim for benefits, the Committee shall, within a reasonable period of time, but no later than 90 days after receiving the claim, notify the claimant in writing of the denial of the claim. If the Committee fails to notify the claimant in writing of the denial of the claim within 90 days after the Committee receives it, the claim shall be deemed denied. A notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain:

      (a)   the specific reason or reasons for denial of the claim;

      (b) a specific reference to the pertinent Plan provisions upon which the denial is based;

      (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

      (d)   an explanation of the Plan's review procedure.

Within 60 days of the receipt by the claimant of the written notice of denial of the claim, or within 60 days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conducting of a hearing, if the Committee deems one necessary. In connection with the claimant's appeal of the denial of his or her benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the claim appeal promptly, but not later than 60 days after receiving the claimant's request for review, unless, in the discretion of the Committee, special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the 60-day period may be extended to 120 days. The Committee shall notify the claimant in writing of any such extension. The decision upon review shall (1) include specific reasons for the decision, (2) be written in a manner calculated to be understood by the claimant, and (3) contain specific references to the pertinent Plan provisions upon which the decision is based.

      IN WITNESS WHEREOF, NiSource Inc. has caused this amended and restated Plan to be executed in its name, by its duly authorized officer, on this 16th day of April, 2004, effective as of January 1, 2004.

                                           NISOURCE INC.

Date: April 16, 2004                       By: /s/ S. LaNette Zimmerman
                                               ---------------------------

                                           ATTEST:

Date: April 19, 2004                       By: /s/ Gary W. Pottorff
                                               ---------------------------